UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

Delta Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12109	#11-33336165
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lexington Avenue, Suite 1014, New York, NY c/o Hobart G. Truesdell Walker, Truesdell & Associates	10168
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)  687-1811 x226

105 Maxess Road, Suite S-124, Melville, New York 11747
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment”) amends the Current Report on Form 8-K filed by us on January 20, 2009 (the “Original 8-K”), disclosing the suspension of registration of the common stock of Delta Financial Corporation (the “Company”) under Section 12(b) and Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).  This Amendment is being filed to amend the Original 8-K to update the disclosures made therein.

Item 8.01 Other Events.

On December 12, 2008, the Second Amended Joint Chapter 11 Plan of Liquidation of the Company and certain other debtors (collectively with the Company, the “Debtors”) dated as of December 17, 2007 (the “Plan”) was confirmed by the United States Bankruptcy Court for the District of Delaware.  The Plan became effective on January 5, 2009 (the “Effective Date”).

Pursuant to the terms of the Plan, all assets of the Debtors were transferred to the Delta Financial Liquidating Trust (the “Liquidating Trust”) on the Effective Date.  The Liquidating Trust will be responsible for the administration of all claims against the Debtors’ estates.  The Bankruptcy Court has appointed Hobart G. Truesdell as the trustee of the Liquidating Trust, in which capacity Mr. Truesdell is vested with the rights, powers and benefits set forth in the Liquidating Trust Agreement and Declaration of Liquidating Trust.

Pursuant to the terms of the Plan, all shares of the Company’s common stock outstanding immediately prior to the Effective Date have been extinguished.  The Company intends to file a Form 15 certifying to and notifying the United States Securities and Exchange Commission of the suspension of the registration under Section 12(b) and Section 15(d) of the Exchange Act of its common stock.  A copy of the Plan can be found at www.alixpartners.com/cms (select “Delta Financial” from the drop-down screen).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Financial Corporation

Dated: January 20, 2009	By:	/s/ Hobart Truesdell
	Name:	Hobart Truesdell
	Title:	Sole Officer